Exhibit 10.2

AMENDMENT TO THE

AMENDED AND RESTATED ALLIANT ENERGY

DEFERRED COMPENSATION PLAN

This Amendment (this “Amendment”) to the Amended and Restated Alliant Energy Deferred Compensation Plan, effective as of January 1, 2011, (as amended, amended and restated or otherwise modified from time to time, the “Plan”), is made by the Compensation and Personnel Committee of the Board of Directors (the “Plan Administrator”) of ALLIANT ENERGY CORPORATION (the “Company”), effective as of January 1, 2012. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Plan Administrator has determined that it is in the best interests of the Company and the participants of the Plan that the Plan set forth provisions governing the administration of the Plan following the occurrence of circumstances that may give rise to a change in control of the Company; and

WHEREAS, the Plan Administrator now desires to amend the Plan as provided below.

NOW, THEREFORE, pursuant to Article 8 of the Plan, the Plan Administrator amends the Plan as follows:

Section 1. Amendment:

1. The following proviso is hereby added to the end of Article 8:

“; provided, further, however, that in the event of a Change in Control of the Company (as defined in the Alliant Energy Corporation 2010 Omnibus Incentive Plan, as amended) the Plan may not be amended or, except as permitted under Section 409A of the Code, terminated prior to the third anniversary of such Change in Control of the Company.”

2. The following new Section 3.3 is hereby added to the Plan:

“3.3. Administration Upon a Change in Control. Within 120 days following a Change in Control of the Company, an independent third party may be selected by the Compensation and Personnel Committee of the Board of Directors in existence immediately prior to the Change in Control of the Company (the “Pre-CIC Committee”) to administer the Plan following the Change in Control of the Company (the “Post-CIC Administrator”). The Pre-CIC Committee shall continue to administer the Plan until the earlier of (i) the date on which the Post-CIC Administrator is selected and approved or (ii) the third anniversary of the Change in Control of the Company. If a Post-CIC Administrator is not selected within one-hundred and twenty (120) days of such Change in Control of the Company, the Pre-CIC Committee shall administer the Plan. Upon and after the occurrence of a Change in Control of the Company, the Company shall have no power to direct the investment of Plan assets or select any investment manager or custodial firm for the Plan. Upon and after the occurrence of a Change in Control of the Company, the Company shall: (1) pay all reasonable administrative expenses and fees of the Post-CIC Plan Administrator (or Pre-CIC Committee, as applicable); (2) indemnify the Post-CIC Plan Administrator (or Pre-CIC Committee, as applicable) against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Post-CIC Plan Administrator (or Pre-CIC Committee, as applicable) hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Post-CIC Plan Administrator (or Pre-CIC Committee, as applicable) or its employees or agents; and (3) supply full and timely information to the Post-CIC Plan Administrator (or Pre-CIC Committee, as applicable) on all matters relating to the Plan, the Participants and their Beneficiaries, the Accounts, the date and circumstances of the Retirement, disability, death or termination of employment of the Participants, and such other pertinent information as the Post-CIC Plan Administrator (or Pre-CIC Committee, as applicable) may reasonably require. Upon and for a period of three years following a Change in Control of the Company, the Post- CIC Plan Administrator may be terminated (and a replacement appointed) only with the approval of the Pre-CIC Committee. Upon and for a period of three years following a Change in Control of the Company, the Post-CIC Administrator (or the Pre-CIC Committee, as applicable) may not be terminated by the Company in such capacity.”

Section 2. Effect of Amendment: On and after the effectiveness of this Amendment, each reference in the Plan to “this Plan,” “hereunder,” “hereof” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment. Except as amended hereby, the Plan continues and shall remain in full force and effect in all respects.